Exhibit 10.16

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 15, 2016 by and among A.S.V., LLC, a Minnesota limited liability company (“Borrower”), the Guarantors party hereto, together with Borrower, each a “Loan Party” and collectively, the “Loan Parties”), the “Pledgors” party hereto (collectively, the “Pledgors”), the Lenders party hereto from time to time and GARRISON LOAN AGENCY SERVICES LLC, as administrative agent for Lenders (in such capacity, “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as hereinafter defined).

RECITALS:

WHEREAS, certain financial institutions party thereto as lenders, Administrative Agent and Loan Parties, entered into that certain Credit Agreement, dated as of December 19, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower has requested certain modifications to the Credit Agreement, and Administrative Agent and Lenders have agreed to such modifications, in each case upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms not defined herein shall have the meanings given to such terms in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective from and after the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

2.1. Amendment to Section 1.01 - Amendment to Certain Defined Terms.

(a) The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety the table therein to provide as follows:

Level	Leverage Ratio	Applicable Margin
1	Equal to or greater than 4.00 to 1.00	11.00%
2	Less than 4.00 to 1.00	10.50%

(a) The last sentence set forth in the definition of “Base Rate”, which definition is set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary contained herein, in no event shall the Base Rate ever be less than one percent (1%) per annum.

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(b) The penultimate sentence set forth in the definition of “LIBO Rate”, which definition is set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary contained herein, (a) in the event the LIBO Rate is not available on any Interest Rate Determination Date, the LIBO Rate shall be the LIBO Rate applicable to the LIBO Rate Loans as of the most recent date on which such rate is available prior to such Interest Rate Determination Date and (b) in no event shall the LIBO Rate ever be less than 0% per annum.

(c) The portion of the definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement (other than the table appended to such definition, which shall remain as-is set forth in the Credit Agreement) is hereby amended and restated in its entirety to provide as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period (whether paid or accrued), (ii) income tax expense for such period (whether paid or accrued), (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period (including amortization of goodwill, debt issuance costs and amortization of any non-cash impairment of intangibles), (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) any non-recurring fees, cash charges and other cash expenses (including severance costs) made or incurred in connection with the Transactions that are paid or otherwise accounted for within 90 days of the consummation of the Transactions in an amount not to exceed $5,500,000 and (vii) with respect to any period that ends on or after March 31, 2016 but on or before December 31, 2016, the amount of the First Amendment Equity Contribution solely for purposes of determining actual compliance with Section 6.12(b), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP; provided that, for purposes of determining EBITDA, EBITDA for the fiscal periods set forth in the table below shall be deemed to the amounts set forth below:

(d) The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Period” means, with respect to each LIBO Rate Loan, a period equal to one (1) month; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBO Rate from and including the first day of each Interest Period to and including the day on which any Interest Period expires and (b) each Interest Period shall commence on the first day of a calendar month and expire on the last day of such calendar month (and in the case of the calendar month when the later of the stated Maturity Date and the repayment in full of the Obligations occurs, such later date).

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(e) New Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order to provide as follows:

“First Amendment Equity Contribution” means the cash equity capital contribution in an amount equal to $5,000,000 made to Borrower directly or indirectly by the holders of Equity Interests in Borrower on March 15, 2016, the proceeds of which shall be applied upon Borrower’s receipt to prepay the Obligations in the order provided pursuant to terms of Section 2.09; provided that concurrently with such receipt, the Borrower may use up to $1,000,000 of such proceeds to make a one-time prepayment of (without a corresponding permanent reduction to) the Revolving Loans pursuant to Section 2.09(c) of the Revolving Credit Agreement; provided further that, (a) the First Amendment Equity Contribution and the use of proceeds therefrom shall be disregarded for all other purposes under this Agreement and the other Loan Documents (including, to the extent applicable, calculating EBITDA for purposes of determining basket levels and other items governing by reference to EBITDA or that include EBITDA in the determination thereof in any respect (including for purposes of calculating the covenants for purposes of meeting the “Payment Conditions”)) and (b) the reduction in Total Debt (including the prepayment of Revolving Loans, with the amount so prepaid being deemed outstanding for purposes of this clause) resulting from such application of the cash equity capital contribution shall not be taken into account for purposes of measuring compliance with the financial covenants in Section 6.12 during any period that includes an addition to EBITDA resulting from a First Amendment Equity Contribution. Lenders hereby grant a one-time waiver of the right to require payment of the Prepayment Premium on the portion of the First Amendment Equity Contribution required to be applied to the prepayment of the Obligations hereunder.

2.2. Amendment to Section 5.01(a). Section 5.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year setting forth, in each case, in comparative form the figures for the previous fiscal year (other than the fiscal year ended December 31, 2014), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;”

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2.3. Amendments to Section 5.01(g). Section 5.01(g) of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of sub-clause (g)(ii) thereof, (b) inserting “and” immediately after “;” at the end of sub-clause (g)(iii) thereof and (c) adding a new sub-clause (iv) thereto to provide in its entirety as follows:

“(iv) a report of sales for such calendar month, in form, substance and scope satisfactory to the Administrative Agent, detailed for the calendar month according to the following categories, (1) revenue dollars and units sold by the Borrower during such period and the average sale price per unit, (2) revenue dollars and units sold during such period (broken out by product: CTL, SSL, Parts and Caterpillar Parts and Undercarriage), and the average sale price per unit, (3) revenue dollars and units sold and breakdown of steel undercarriage units during such period to the Borrower’s Rental distribution channel, and the average sale price per unit, (4) revenue dollars and units sold during such period on a country by country basis (categorized as follows: (I) Australia, (II) Canada, (III) the United States and (IV) all other countries) and the average sale price per unit, (5) a schedule detailing Borrower’s machine sales data in the form of Exhibit F hereto, (6) a backlog report for CTLs, SSLs, Caterpillar Undercarriage, rental channel and the amount and status of the associated backlog, and (7) a narrative description of sector market forces and business drivers of Borrower’s revenue for such period.”

2.4. Amendment to Section 6.01(j). Section 6.01(j) of the Credit Agreement is hereby amended by inserting a “)” immediately after “by the Borrower” and immediately before “in the aggregate amount”.

2.5. Amendment to Exhibits. The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit F thereto in the form of Exhibit F hereof.

Section 3. Ratifications and Further Assurances.

3.1. Borrower, Guarantors and Pledgors confirm that all of their respective obligations under the Loan Documents (as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Borrower, Guarantors and Pledgors further confirm that the term “Obligations”, as used in the Credit Agreement, shall include all Obligations of the Loan Parties under the Credit Agreement (as amended by this Amendment) and each other Loan Document.

3.2. Borrower and Guarantors agree that at any time and from time to time, upon the written request of Administrative Agent, each of them will execute and deliver such further documents and do such further acts and things as Administrative Agent may reasonably request in order to effect the purposes of this Amendment.

Section 4. No Waiver. Nothing contained in this Amendment, or any other communication between Agent, Lenders, Borrower, Guarantors and Pledgors shall be construed as a waiver by Agent or Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment or any other contract or instrument among Borrower, Guarantors, Pledgors, Agent and/or Lenders, or of any similar future transaction and the failure of Agent and/or Lenders at any time or times hereafter to require strict performance by Borrower, Guarantors, or Pledgors of any provision thereof shall not waive, affect or diminish any right of Agent and/or Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) except as expressly provided in the last sentence of this paragraph, impair, prejudice or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right,

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privilege or remedy in connection with the Credit Agreement or any other Loan Documents, each as amended hereby, (ii) except as expressly provided herein, amend or alter any provision of the Credit Agreement or any other Loan Documents or any other contract or instrument, or (iii) constitute any course of dealings or other basis for altering any obligation of Borrower, Guarantors or Pledgors under the Credit Agreement or any other Loan Documents or any right, privilege or remedy of Agent or any Lender under the Credit Agreement, any other Loan Documents or any other contract or instrument. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument among Borrower, Guarantor, Pledgors, Agent and Lenders, each as amended hereby.

Section 5. Representations and Warranties. Borrower, Guarantors and Pledgors represent and warrant (both immediately after giving effect to this Amendment) to Administrative Agent and Lenders the following: (i) no Default or Event of Default has occurred and is continuing, (ii) each Loan Party individually is Solvent, and (iii) all other representations and warranties contained in the Loan Documents (and this Amendment shall constitute a “Loan Document” for all purposes) are correct in all material respects (except representations and warranties which are already qualified by a materiality standard, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and the Amendment Effective Date as though made on and as of such date (or to the extent that such representations and warranties relate solely to an earlier date, on and as of such earlier date), (iv) Borrower, each Guarantor and each Pledgor are in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, (v) no amendment, modification or other change has been made to (a) the articles of incorporation or organization (or other applicable charter documents), or (b) the bylaws or operating agreement of Borrower, any Guarantor or any Pledgor since the Closing Date, and (v) the outstanding principal balance of the Loans is $38,155,166.67 as of the date hereof.

Section 6. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon the satisfaction of the following conditions precedent, the date on which all such conditions have been satisfied being the “Amendment Effective Date”. The determination as to whether each condition has been satisfied may be made in Administrative Agent’s sole option and sole discretion.

6.1. The Loan Parties and the Required Lenders shall have duly executed and delivered this Amendment;

6.2. Administrative Agent shall have received a certified copy of the resolution of the governing board or body of each Loan Party authorizing the transactions contemplated by this Amendment and the Revolving Loan Amendment (defined below), and there shall be no governmental or judicial action, actual or threatened, that seeks to restrain, prevent or impose burdensome conditions on the transactions contemplated by any of the foregoing documents.

6.3. Administrative Agent shall have received a duly executed copy of that certain Amendment No. 2 to Credit Agreement (the “Revolving Loan Amendment”), dated on or about the date hereof among Borrower, the other Persons signatory thereto, Revolving Loan Agent and the Revolving Lenders party thereto (a true, correct and complete copy of which is attached hereto as Annex A, which shall be in form and substance acceptable to Administrative Agent), and all conditions to effectiveness contained therein (other than the effectiveness of this Amendment) shall have been satisfied.

6.4. Borrower shall have received the cash proceeds of the First Amendment Equity Contribution in an amount equal to $5,000,000.

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6.5. Borrower shall have paid to Administrative Agent, in immediately available funds, all fees, expenses (including reasonable attorneys’ fees) owed to or incurred by Administrative Agent or Lenders arising in connection with the Loan Documents or this Amendment; and

6.6. Borrower shall have paid to Administrative Agent, for the ratable benefit of the Lenders party hereto, on or before the date hereof in immediately available funds, an amendment fee equal to the product of 0.25% times the original Term Loan Commitments (that is, $100,000).

All fees and other amounts payable hereunder shall be non-refundable and fully earned upon Administrative Agent’s receipt of such fees or amounts. The Loan Parties shall be deemed to represent and warrant to each Administrative Agent and Lenders that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment.

Section 7. Miscellaneous.

7.1. Except as expressly provided in this Amendment, (i) the Credit Agreement shall continue in full force and effect, and (ii) the terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the Amendment Effective Date, references to the Credit Agreement in each Loan Document shall be references to the Credit Agreement as amended hereby. The Lenders party hereto hereby direct and instruct Administrative Agent to execute and deliver this Amendment and all documents to be executed in connection herewith, and to induce Administrative Agent to execute and deliver this Amendment and the other applicable documents, each Lender ratifies and confirms its obligations under, and the immunities and exculpatory provisions accruing to Administrative Agent under, the terms of the Credit Agreement and the other Loan Documents and agrees that, as of the date hereof, such obligations, immunities and other provisions are without setoff, counterclaim, defense or recoupment. This Amendment shall constitute a Loan Document.

7.2. Borrower, Guarantors and Pledgors hereby ratifies and confirms that the respective Liens granted by each of them under the Loan Documents and further ratifies and agrees that such Liens secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Administrative Agent or Lenders pursuant to the Loan Documents (as now, hereafter or from time to time amended).

7.3. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Credit Agreement.

7.4. This Amendment may be executed in any number of counterparts (including by facsimile or as a .pdf attachment), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

7.5. If any term or provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

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7.6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL (OR IF APPLICABLE, THE JUDICIAL REFEREE PROVISIONS) AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

7.7. This Amendment shall be binding upon and inure to the benefit of Borrower, Guarantors, Pledgors, Administrative Agent and Lenders and their respective successors and assigns, except that Borrower, Guarantors and Pledgors shall not have the right to assign any rights thereunder or any interest therein without Administrative Agent’s and the required Lenders’ prior written consent. No other Person shall be entitled to claim any rights under this Amendment.

7.8. EACH OF BORROWER, GUARANTORS AND PLEDGORS HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT AND EACH LENDER, AND ANY AND ALL PARTICIPANTS, PARENTS, SUBSIDIARIES, AFFILIATES, INSURERS, INDEMNITORS, PREDECESSORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, ATTORNEYS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE BUT ONLY TO THE EXTENT ARISING UNDER, ON ACCOUNT OF OR IN CONNECTION WITH THE LOANS AND/OR THE LOAN DOCUMENTS, WHICH ANY OF SUCH BORROWER, GUARANTORS OR PLEDGORS HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE HEREOF, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABILITY OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER PARTY PURPORTED TO BE RELEASED HEREBY.

The foregoing release shall apply to all unknown or unanticipated results of any events occurring prior to the time this Amendment is signed, as well as those known or anticipated.

Each Loan Party and Pledgors understands that the facts in respect of which the foregoing release is given may hereafter turn out to be different from the facts now known or believed to be true. Each Loan Party and Pledgor hereby accepts and assumes the risk that those facts may ultimately be found to be different, and agrees that the foregoing release shall be in all respects effective, and not subject to termination or rescission by virtue of any such factual differences.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

“Borrower”
A.S.V., LLC (formerly known as A.S.V., Inc.)

By:	/s/ James DiBiagio
Name:	James DiBiagio
Title:	General Manager

“Pledgors”

The undersigned acknowledge and agree to be bound by the foregoing Amendment (including the release therein):

MANITEX INTERNATIONAL, INC.

By:	/s/ Andrew Rooke
Name:	A. M. Rooke
Title:	President

ASV HOLDING, LLC

By:	/s/ Eric Cohen
Name:	Eric Cohen
Title:	Manager

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GARRISON LOAN AGENCY SERVICES LLC, as Administrative Agent

By:	/s/ Michael Butler
Name:	Michael Butler
Title:	Secretary

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GARRISON FUNDING 2013-2 LTD.
By: Garrison Funding 2013-2 Manager LLC as Collateral Manager

By:	/s/ Sujit Sahadevan
Name:	Sujit Sahadevan
Title:	Authorized Signatory

GARRISON MIDDLE MARKET II LP
By: Garrison Middle Market II GP LLC as Collateral Manager

By:	/s/ Sujit Sahadevan
Name:	Sujit Sahadevan
Title:	Authorized Signatory

GMMF LOAN HOLDINGS LLC

By:	/s/ Sujit Sahadevan
Name:	Sujit Sahadevan
Title:	Authorized Signatory

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CM FINANCE SPV LTD., as a Lender

By:	/s/ Michael Mauer
Name:	Michael Mauer
Title:	CEO

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ACKNOWLEDGMENT AND AGREEMENT

The undersigned being the sole Revolving Lender and the Revolving Loan Agent hereby agrees as follows in order to induce each Agent and the Lenders to enter into the foregoing First Amendment: (i) acknowledges receipt of the foregoing First Amendment; (ii) consents to the terms and the execution, delivery and performance thereof, notwithstanding anything to the contrary set forth in the Revolving Loan Documents or the Intercreditor Agreement (and further agrees that increase of the interest rate hereunder shall not constitute a utilization of the basket for increases under Section 6(a)(i) of the Intercreditor Agreement); and (iii) reaffirms and ratifies the terms of the Intercreditor Agreement, provided that, upon request of the Revolving Lender, Borrower shall deliver to the Revolving Lender copies of any reports delivered to the Administrative Agent as described in Section 2.3 of the foregoing First Amendment. This Acknowledgment and Agreement shall inure to the benefit of Borrower, each Agent and Lenders and their respective successors and assigns, may be executed in one or more counterparts (and such counterparts may be delivered by electronic transmission and shall be fully effective and binding upon such delivery), shall control and govern in the case of any inconsistency between the terms hereof and the terms of the Revolving Loan Documents or the Intercreditor Agreement and shall be governed and construed in accordance with the laws governing the Revolving Loan Documents or the Intercreditor Agreement, respectively. Each capitalized term used in this Acknowledgment and Agreement, but not otherwise defined herein, shall have the meaning ascribed to term in the Credit Agreement described in the foregoing First Amendment, or if not defined therein, in the Intercreditor Agreement (as defined in the Credit Agreement).

JPMORGAN CHASE BANK, N.A.

By:	/s/ John Morrone
Name:	John Morrone
Title:	Authorized Signer

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